Consent of Independent Auditors

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated January 27, 1999 in the Registration Statement (Form N-1A) of the AAL Variable Product Series Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (File No. 33-82056) and this Amendment No. 10 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8662).




                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------------
                                                     ERNST & YOUNG LLP



Milwaukee, Wisconsin
April 22, 1999